UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 5, 2012

NetREIT, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND (State of other jurisdiction of incorporation)	000-53673 (Commission File Number)	33-0841255 (I.R.S. Employer Identification No.)
1282 Pacific Oaks Place Escondido, California 92029 (Address of principal executive offices) (Zip Code)
(760) 471-8536 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 5, 2012, at 9:00 a.m., NetREIT, Inc. (the “Company”) held its recommenced Annual Stockholder Meeting (the “Recommenced Annual Meeting”) originally scheduled to be held on May 18, 2012.

Of the 15,392,215  shares of common stock issued and outstanding and eligible to vote as of the record date of March 30, 2012, a quorum of 8,060,429 shares, or 52.36% of the eligible shares, were present in person or represented by proxy at the Recommenced Annual Meeting.   The matters voted upon at the Recommenced Annual Meeting and result of such voting are set forth below based on the information received on the day of the meeting from our vote tabulators, Broadridge Financial Solutions, Inc.

(1)	Proposal 1: The nine (9) nominees for Directors were elected to serve one year terms to expire at the 2013 annual meeting of stockholders as follows:
	FOR	WITHHELD
WILLIAM H. ALLEN	7,930,983	129,446
DAVID T. BRUEN	7,933,101	127,328
SHIRLEY Y. BULLARD	7,947,559	112,870
LARRY G. DUBOSE	7,905,554	154,875
KENNETH W. ELSBERRY	7,925,147	135,282
JACK K. HEILBRON	7,908,607	151,822
SUMNER J. ROLLINGS	7,947,277	113,152
THOMAS E. SCHWARTZ	7,932,819	127,610
BRUCE A. STALLER	7,930,983	129,446

(2)
Proposal 2:  Ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP  to serve as the Company’s independent auditors for the fiscal year ending December 31, 2012.  The voting results were 7,907,432 shares of common stock voting for, 35,731 shares of common stock voting against, and 117,266 shares of common stock abstaining, with no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT, Inc.
Date: July 6, 2012	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer